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                                                                       EXHIBIT 4

                                   EXHIBIT A

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Agreement") is executed pursuant to the terms of that certain Lockup Agreement dated April 15, 1998 for the restriction of transfer of Common Stock of BrightStar Information Technology Group, Inc., a Delaware corporation, between Brian R. Blackmarr and CIBC Oppenheimer Corp., as Representative of the Underwriters to the Company (the "Lockup Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lockup Agreement. By the execution of this Adoption Agreement, the undersigned agrees as follows:

                 1. Acknowledgment. Subject to the execution hereof, the undersigned transferee ("Transferee") is to acquire certain shares of the Common Stock of the Company, as permitted by the Lockup Agreement, and such shares will be subject to the terms and conditions of the Lockup Agreement.

                 2. Agreement. The Transferee agrees that shares of Company Common Stock acquired by the Transferee subject to the Lockup Agreement shall in the Transferee's hands be bound by and subject to the terms of the Lockup Agreement with the same force and effect as if the Transferee were originally a party thereto as a shareholder of the Company.

                 3. Notice. Any notice required or permitted by the Lockup Agreement shall be given to the Transferee at the address set forth by the Transferee's signature below.

Dated:   April 16, 1998.

                                    TRANSFEREE: ARROWANNA, LTD., a Texas
                                    Limited Partnership
                                    By: 4433 Corporation, General Partner


                                    /s/ BRIAN R. BLACKMARR
                                    ------------------------------------------
                                                   (Signature)

                                    By: Brian R. Blackmarr, President
                                       -------------------------------
                                    Address:  4433 Belclaire
                                              ------------------------
                                              Dallas, Texas 75248
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                                    ACCEPTED AND AGREED TO:

                                    CIBC OPPENHEIMER CORP., REPRESENTATIVE
                                    OF THE UNDERWRITERS


                                    By:
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                                                   (Signature)
                                    Name:
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                                    Title:
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